UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2025

STREAMEX CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38659	26-4333375
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2431 Aloma Avenue, Suite 243 Winter Park, Florida	32792
(Address of principal executive offices)	(Zip Code)

(203) 409-5444

(Registrant’s telephone number, including area code)

BIOSIG TECHNOLOGIES, INC.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	STEX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Secured Convertible Debenture Purchase Agreement and First Closing

As previously disclosed in the Current Report on Form 8-K filed by Streamex Corp. (f./k/a BioSig Technologies, Inc.), a Delaware corporation (the “Company”) with the Securities and Exchange Commission on July 9, 2025, and August 13, 2025 (combined together the “Prior Form 8-Ks”), the Company entered into a certain Secured Convertible Debenture Purchase Agreement, dated as of July 7, 2025 (as amended by the First Amendment and by the Second Amendment, each as defined below, the “Debenture Purchase Agreement”), with YA II PN, LTD., a Cayman Islands exempt limited company (“Yorkville” or the “Investor”), for the issuance and sale by the Company of convertible debentures (the “Convertible Debentures,” each, a “Convertible Debenture”) issuable in an aggregate principal amount of up to $100,000,000, which Convertible Debentures will be convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (as converted, the “Conversion Shares”), as amended on August 13, 2025 by Amendment No. 1 to Secured Convertible Debenture Purchase Agreement (the “First Amendment”). Further to this, on October 28, 2025, the Company entered into a certain Amendment No. 2 to Secured Convertible Debenture Purchase Agreement (the “Second Amendment”) with Yorkville. The Second Amendment further amends such Secured Convertible Debenture Purchase Agreement to, among other things: (i) mandate that at least $25.1 million in aggregate proceeds — $12.6 million at the First Closing (as defined by the Debenture Purchase Agreement) and $12.5 million at the Second Closing (as defined by the Debenture Purchase Agreement) — be deposited directly to a certain securities account for the sole purpose of purchasing Allocated Vaulted Gold Bullion (as defined in the Guaranty (as defined below), with strict compliance required under that certain Guaranty and Security Agreement (the “Guaranty”) to be entered into by, and made by, the Company and its affiliates party thereto, in favor of Yorkville, as collateral agent for itself and the other secured parties. The obligations of the Company and its affiliates (the “Obligations”) arising under the Debenture Purchase Agreement, the First Amendment, the Second Amendment, the Convertible Debentures, the Guaranty, and the other Debenture Documents (as defined in the Guaranty) will be secured by a first priority security interest in substantially all of the existing and future assets of the Company and the affiliates thereof party to the Guaranty, including Streamex Exchange Corporation, pursuant to, inter alia, the Guaranty.

In connection with the foregoing, the Company will issue to Yorkville a Convertible Debenture in the principal amount of $25,000,000 (the “First Convertible Debenture”), subject to the satisfaction of applicable closing conditions and covenants set forth in the Debenture Purchase Agreement, including the receipt of approval from The Nasdaq Stock Market LLC (“Nasdaq”) to maintain the listing or designation for quotation for the Common Stock on Nasdaq. The First Convertible Debenture will mature 24 months after issuance (the “Maturity Date”), and will accrue interest at the rate of 4.00% per annum, which will increase to 18.00% per annum upon the occurrence of an event of default, until such event of default is cured. The principal must be paid in cash on the Maturity Date or earlier upon acceleration or conversion. Interest shall be provided in cash or, at the election of the Company, in kind through the issuance of Conversion Shares upon conversion of the First Convertible Debenture in accordance with the terms thereof. The First Convertible Debenture provides that the Investor may convert all or any portion of the principal amount of the First Convertible Debenture, together with any accrued and unpaid interest thereon, at a conversion price equal to the lower of (i) a fixed price per share that will be equal to 125% of the volume-weighted average price (“VWAP”) of the Common Stock on the day prior to the First Closing, subject to a one-time, downward only reset equal to 125% of the average of the daily VWAP for the Common Stock during the five consecutive trading days ending on and including the 30th trading day following the effectiveness of the registration statement registering the resale of the Conversion Shares as described below (the “Resale Registration Statement”), and (ii) 97.0% of the lowest daily VWAP for the Common Stock during the three trading days immediately preceding the applicable conversion date or other date of determination, subject to a $4.00 floor price, in each case subject to adjustment as provided in the Convertible Debenture, including adjustments for stock splits, dividends, and other customary anti-dilution provisions. The Investor is not permitted to issue or convert the First Convertible Debenture to the extent that the Conversion Shares deliverable upon such conversion would exceed 19.99% of the Company’s outstanding Common Stock as of the date of the Share Purchase Agreement (as defined by the Debenture Purchase Agreement), subject to certain aggregation adjustments under applicable rules of Nasdaq.

Yorkville may purchase the First Convertible Debenture and the second Convertible Debenture, each in a principal amount of $25,000,000 and following the satisfaction of the conditions set forth in Sections 6 and 7(a), and, with respect to the second Convertible Debenture, the additional satisfaction of the conditions set forth in Section 7(b), of the Debenture Purchase Agreement, and certain additional Secured Convertible Debentures in an aggregate principal amount of up to $50,000,000, upon mutual agreement of the parties, which agreement may be withheld in either party’s sole discretion. The form of the Convertible Debentures is being filed with this Current Report on Form 8-K; however, consistent with the closing mechanics, no Convertible Debenture will be finalized or executed until approval from Nasdaq and the other required closing conditions have been obtained and satisfied. The Company expects to consummate the First Closing (including the issuance of the First Convertible Debenture) promptly following such approval and satisfaction of the closing conditions.

The foregoing descriptions of the form of the Convertible Debenture and the Second Amendment do not purport to be complete, and are qualified in their entirety by reference to the full text of such documents, which are filed herewith as Exhibits 4.1 and 10.1, respectively, and are incorporated herein by reference . Similarly, the foregoing descriptions of the Convertible Debentures, the Debenture Purchase Agreement, the First Amendment, and the Guaranty do not purport to be complete, and are qualified in their entirety by reference to the full text of such documents. This Current Report does not purport to describe every document that will provide collateral security for the Obligations or perfect the security interests granted by the Company or any affiliate thereof pursuant to the Guaranty or any other Debenture Document, copies of which the Company will file with the SEC as exhibits to a subsequent periodic report or amendment to this Current Report on Form 8-K.

1

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report is incorporated by reference herein, to the extent applicable. The securities of the Company that may be issued in connection with the Debenture Purchase Agreement, and the Convertible Debentures, will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Form of Convertible Debenture (included in Exhibit 10.1)
10.1	Amendment No. 2 to Secured Convertible Debenture Purchase Agreement, dated as of October 28, 2025, between the Company and YA II PN, Ltd.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STREAMEX CORP.

Date: October 29, 2025	By:	/s/ Karl Henry McPhie
	Name:	Karl Henry McPhie
	Title:	Chief Executive Officer